UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Linkage Technologies International Holdings Limited
(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
No. 16 Building, No. 12 Dinghuaimen,
Nanjing 210013, People’s Republic of China
(86-25) 8375-3888
(Address of principal executive offices, including Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary shares, par value $0.01 per share	New York Stock Exchange, Inc.*
* Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange. The American Depositary Shares represent the right to receive the Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-163185
(if applicable)
     Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered that appears under the captions “Description of Share Capital” and “Description of American Depositary Shares” in the prospectus that constitutes Part I of the registrant’s registration statement on Form F-1 (File No. 333-163185) initially filed with the Securities and Exchange Commission on November 18, 2009, as amended from time to time, is incorporated by reference into this registration statement. Any form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

Item 2.	Exhibits.
     No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Linkage Technologies International Holdings Limited
By:	/s/ Libin Sun
Name:	Libin Sun
Title:	Chairman and Chief Executive Officer

Date: November 20, 2009